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                                                                    Exhibit 5.01

                                August 27, 1999

AT&T Corp.
32 Avenue of the Americas
New York, New York 10013

Dear Sirs:

    With reference to the registration statement on Form S-4 (the "Registration Statement") that AT&T Corp. (the "Company") proposes to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the 642,438,321 shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), the 50,000 shares of the Company's Series C preferred stock, par value $1.00 per share (the "Series C Preferred Stock"), the 19,989,175 shares of the Company's Series D preferred stock, par value $1.00 per share (the "Series D Preferred Stock"), and the 994,082 shares of the Company's Series E preferred stock, par value $1.00 per share (the "Series E Preferred Stock"), to be issued pursuant to the Agreement and Plan of Merger, dated as of May 6, 1999, by and among the Company, Meteor Acquisition Inc. and MediaOne Group, Inc., I am of the opinion that:

    1. the Company is a duly organized and validly existing corporation under the laws of the State of New York;

    2. the issuance of the Common Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock has been duly authorized by appropriate corporate action of the Company; and

    3. when the Common Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock has been issued and delivered pursuant to a sale in the manner described in the Registration Statement, such Common Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock will be validly issued, fully paid and non-assessable.
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    I hereby consent to the filing of this opinion with the Securities and
Exchange Commission in connection with the filing of the Registration Statement. I also consent to the making of the statement with respect to me in the related Proxy Statement/Prospectus under the heading "Certain Legal Information-- Legal Matters."

                                          Very truly yours,

                                          /s/ Robert S. Feit
                                          --------------------------------------

                                          Robert S. Feit

                                          General Attorney and Assistant
                                          Secretary